SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549


                                   FORM 8-K

                                CURRENT REPORT

    PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED):     FEBRUARY 5, 1999

                         CONTINENTAL CHOICE CARE, INC.
                         -----------------------------

            (Exact name of registrant as specified in its charter)

            New Jersey                                         0-24542                      22-3276736
            ----------                                         -------                      ----------
(State or other jurisdiction of incorporation)       Commission File Number      (IRS Employer Identification No.)

     25-B Vreeland Road, P.O. Box 99, Florham Park, NJ      07932-0099
     -----------------------------------------------------------------
       (Address of principal executive offices)             (Zip Code)

Registrant's telephone number, including area code:  (973) 593-0500

                                    N/A
                                    ---
         (Former name or former address, if changed since last report)



                    INFORMATION TO BE INCLUDED IN THE REPORT


ITEM 5.  OTHER EVENTS.

On February 5 1999, Continental Choice Care, Inc., a New Jersey corporation ("CCCI"), TelaLink Network, Ltd., a Delaware corporation ("TelaLink"), and TNL Acquisition, Inc., a Delaware corporation and a wholly owned subsidiary of CCCI ("Sub"), entered into an Agreement and Plan of Merger (the
"Merger Agreement"), pursuant to which Sub will be merged (the "Merger") with and into TelaLink, with Sub surviving the Merger and changing its name to "TelaLink Network, Ltd." or such other name as the parties may elect. Upon the terms and subject to the conditions set forth in the Merger Agreement, at the Effective Time (as defined in the Merger Agreement) of the Merger, holders of the issued and outstanding shares of capital stock of TelaLink, will receive an aggregate of up to 3,340,000 shares of common stock of CCCI of which 1,540,000 shares will be issued into escrow and 260,000 "contingent" shares will be subject to future issuance. The shares held in escrow and the contingent shares are deliverable to TelaLink's shareholders upon the achievement of certain pre-determined financial benchmarks prior to December 31, 2000 (subject to extension to June 30, 2001 in certain circumstances). In addition, CCCI has agreed to reserve up to 1,500,000 shares of CCCI common stock for issuance upon the exercise of stock options to be granted to (i) Harry Bennett, for 500,000 shares, and (ii) additional employees to be employed by CCCI and its subsidiaries, for a maximum of 1,000,000 shares. In contemplation of the proposed Merger, CCCI will lend up to $1,250,000 to TelaLink and its affiliates, including an affiliated corporation (the "Affiliate"). On the closing of the Merger, CCCI expects to purchase all of the outstanding shares of the Affiliate in exchange for an additional 150,000 shares of CCCI's common stock pursuant to a certain Stock Purchase Agreement.

A copy of the Merger Agreement is filed herewith as Exhibit 2.1 and is incorporated herein by reference. The foregoing description is qualified in its entirety by reference to the full text of the Merger Agreement.

In connection with the Merger, Techtron, Inc. ("Techtron"), CCCI's largest shareholder, and the holders of all of the outstanding capital stock of each of TelaLink and the Affiliate are expected to enter into an agreement ("Shareholders' Agreement") pursuant to which each of them will agree to vote all of their respective shares of common stock of CCCI in favor of the size and composition of the CCCI Board of Directors, the issuance of the contingent shares and other matters contemplated by the Merger Agreement. A copy of the Shareholders' Agreement is filed herewith as Exhibit 4.1 and is incorporated herein by reference. The foregoing description is qualified in its entirety by reference to the full text of the Shareholders' Agreement. Also in connection with the Merger, holders of TelaLink common stock and Series A Preferred Stock, and the holders of Affiliate's common stock are expected to enter into a Lock-Up Agreement. Under the terms of the Lock-Up Agreement, the holders of TelaLink common stock and Affiliate common stock agree that, for a period of eighteen months after the Effective Date of the Merger, they will not, directly or indirectly, offer to sell, sell, grant any option for the sale of, or otherwise dispose of or transfer any shares of CCCI common stock received in connection with the Merger Agreement and Stock Purchase Agreement, respectively, without the prior written consent of CCCI. The TelaLink Series A Preferred Stockholders will agree to such restrictions for a period of twelve consecutive months and Techtron, holder of approximately 48.5% of CCCI's currently outstanding common stock, will agree to such restrictions for a period of six consecutive months. A copy of the Lock-Up Agreement is filed herewith as Exhibit 4.2 and is incorporated herein by reference. A Registration Rights Agreement is expected to be entered into among CCCI and each holder of TelaLink capital stock. It will provide for certain registration rights in respect of the CCCI common stock to be issued in connection with the Merger and its related transactions. A copy of the Registration Rights Agreement is filed herewith as Exhibit 4.3 and is incorporated herein by reference. An Escrow Agreement, by and among CCCI, all holders of the common stock of TelaLink, and Reed Smith Shaw & McClay LLP (the "Escrow Agent") is expected to be entered into in order to facilitate the release of escrowed shares of CCCI common stock in accordance with the terms of the Merger Agreement. A copy of the Escrow Agreement is filed herewith as
Exhibit 4.4 and is incorporated herein by reference.


ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

(a)  Financial statements of business acquired.
     (4) Financial statements of TelaLink Network, Ltd. will be filed by amendment to this Form 8-K not later than sixty (60) days from the filing of this report.

(b)  Pro forma financial information.
     (2) Pro forma financial information relative to TelaLink Network, Ltd. will be filed by amendment to this Form 8-K not later than sixty (60) days from the filing of this report.

(c)  Exhibits.

Exhibit 2.1 Agreement and Plan of Merger dated as of February 5, 1999, among Continental Choice Care, Inc., TelaLink Network, Ltd. and TNL Acquisition, Inc.

Exhibit 4.1       Form of Shareholders' Agreement

Exhibit 4.2       Form of Lock-Up Agreement

Exhibit 4.3       Form of Registration Rights Agreement

Exhibit 4.4       Form of Escrow Agreement


                                    SIGNATURE

            Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                          CONTINENTAL CHOICE CARE, INC.
                                                  (Registrant)


Date:                                     By:
                                              --------------------------
                                              Steven L. Trenk, President